Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

June 12, 2017

Toll Brothers, Inc.

$150,000,000 4.875% Senior Notes due 2027

Ladies and Gentlemen:

We have acted as counsel to Toll Brothers, Inc., a Delaware corporation (the “Company”), and Toll Brothers Finance Corp., a Delaware corporation (the “Issuer”), in connection with the public offering and sale by the Issuer of $150,000,000 aggregate principal amount of 4.875% Senior Notes due 2027 (the “Senior Notes”) to be issued under the Indenture dated as of February 7, 2012 (the “Base Indenture”), by and among the Issuer, the Guarantors (as defined below) and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the authorizing resolutions dated March 10, 2017, in respect of the $300,000,000 aggregate principal amount of 4.875% Senior Notes due 2027 issued by the Issuer on such date (the “Prior Authorizing Resolution”) and June 12, 2017 (the “Authorizing Resolution” and, together with the Prior Authorizing Resolution and the Base Indenture, the “Indenture”). The Senior Notes will be on the date hereof guaranteed (the “Guarantees”) by the entities set forth on Schedule I hereto (collectively, the “Delaware Guarantors”), by the entities set forth on Schedule II hereto (collectively, the “New York Guarantors” and, together with the Delaware Guarantors, the “Covered Guarantors”) and by the entities set forth on Schedule III hereto (the “Other Guarantors” and, together with the Covered Guarantors, the “Guarantors”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Certificate of Incorporation of the Issuer and the Company, as amended; (b) the By-laws of the Issuer and the Company, as amended; (c) the Omnibus Written Consent of (i) all of the members of the boards of directors of the corporations listed on Schedule I thereto and (ii) the person or persons authorized to act (whether directly, or indirectly through a Guarantor) with regard thereto on behalf of one or more of the entities listed on Schedule II thereto, in each case duly adopted by unanimous consent on March 6, 2017; the Written Consent adopted by unanimous consent of the board of directors of Toll MI VII Corp. on June 7, 2017; the Action Taken by Unanimous Written Consent of the Board of Directors of the Issuer, duly adopted on March 6, 2017; the Public Debt and Equity Securities Committee Charter of the Board of Directors of the Company, duly adopted on June 17, 2009; the resolutions of the Public Debt and Equity Securities Committee of the Company, duly adopted on March 6, 2017; the Action Taken by Unanimous Written Consent of a committee of the Board of Directors of the Company, duly adopted on June 7, 2017; the Pricing Resolutions of the Board of Directors of the Issuer, duly adopted on June 7, 2017; and the Joint Action of the Persons Authorized to Act on Behalf of each of the Issuer, the Company and the Guarantors duly adopted on June 12, 2017, pursuant to which the Authorizing Resolutions were adopted; (d) the Registration Statement on Form S-3 (Registration No. 333-202046) filed with the Securities and Exchange Commission (the “Commission”) on February 12, 2015, as amended by Post-Effective Amendment No. 1 thereto on October 27, 2015, by Post-Effective Amendment No. 2 thereto on March 7, 2017 and by Post-Effective Amendment No. 3 thereto on June 7, 2017 (the “Registration Statement”), for registration under the Securities Act of 1933, as amended (the “Securities Act”), of an unlimited aggregate amount of various securities of the Company, the Issuer or certain other subsidiaries of the Company, to be issued from time to time by the Company, the Issuer or such subsidiaries; (e) the related Prospectus dated February 12, 2015 (together with the documents incorporated therein by reference, the “Basic Prospectus”); (f) the Prospectus Supplement dated June 7, 2017, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus and the documents incorporated by reference therein, the “Prospectus”); (g) the Pricing Term Sheet dated June 7, 2017, filed with the Commission pursuant to Rule 433 of the General Rules and Regulations under the Securities Act; (h) the Underwriting Agreement dated June 7, 2017(the “Underwriting Agreement”), among the Issuer, the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Mizuho Securities USA LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters names therein; and (i) the Indenture (including the First through Fourteenth Supplemental Indentures thereof) and the forms of the Senior Notes and Guarantees.

As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Issuer and the Company and documents furnished to us by the Issuer and the Company without independent verification of their accuracy. We have also assumed (a) with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies, (b) that the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Trustee and (c) that the Guarantees have been duly authorized, executed and delivered by each of the Other Guarantors.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that, when the Senior Notes are authenticated in accordance with the provisions of the Indenture and delivered and paid for, (i) the Senior Notes will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a

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proceeding in equity or at law) and (ii) the Guarantees will constitute legal, valid and binding obligations of the Guarantors entitled to the benefits of the Guarantees and enforceable against the Guarantors in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Cravath, Swaine & Moore LLP

Toll Brothers, Inc.

250 Gibraltar Road

Horsham, Pennsylvania 19044

O

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Schedule I – Delaware Guarantors

134 Bay Street LLC	Toll EB, LLC
Amwell Chase, Inc.	Toll Equipment, L.L.C.
Ashford Land Company, L.P.	Toll Golden Corp.
Component Systems I LLC	Toll Granite Corp.
Component Systems II LLC	Toll Hoboken LLC
ESE Consultants, Inc.	Toll Holdings, Inc.
Fairway Valley, Inc.	Toll Land Corp. No. 10
First Brandywine Investment Corp. II	Toll Land Corp. No. 20
First Brandywine Investment Corp. IV	Toll Land Corp. No. 43
First Brandywine LLC I	Toll Land Corp. No. 50
First Brandywine LLC II	Toll MA Holdings LLC
First Brandywine Partners, L.P.	Toll MA Land II GP LLC
First Huntingdon Finance Corp.	Toll Mid-Atlantic LP Company, Inc.
Franklin Farms G.P., Inc.	Toll Mid-Atlantic Note Company, Inc.
Hoboken Land I LLC	Toll Midwest LLC
Hockessin Chase, L.P.	Toll Midwest Note Company, Inc.
Liseter, LLC	Toll Morgan Street LLC
MA Limited Land Corporation	Toll NJX-I Corp.
Morgan Street JV LLC	Toll Northeast LP Company, Inc.
Plum Canyon Master LLC	Toll Northeast Note Company, Inc.
PRD Investors, Inc.	Toll Northeast Services, Inc.
PRD Investors, LLC	Toll Palmetto Corp.
Rancho Costera LLC	Toll Realty Holdings Corp. I
Shapell Hold Properties No. 1, LLC	Toll Realty Holdings Corp. II
Shapell Homes, Inc.	Toll Realty Holdings LP
Shapell Industries, Inc.	Toll Southeast LP Company, Inc.
Shapell Land Company, LLC	Toll Southeast Note Company, Inc.
TB Kent Partners LLC	Toll Southwest LLC
TB Proprietary Corp.	Toll Southwest Note Company, Inc.
Tenby Hunt, Inc.	Toll TX GP Corp.
Toll Architecture I, P.A.	Toll VA GP Corp.
Toll Architecture, Inc.	Toll VA L.L.C.
Toll AZ GP Corp.	Toll VA Member Two, Inc.
Toll Bros., Inc.	Toll West Coast LLC
Toll Brothers Canada USA, Inc.	Toll WestCoast Note Company, Inc.
Toll Brothers, Inc.	Upper K Investors, Inc.
Toll Buckeye Corp.	Upper K Investors, LLC
Toll CA Holdings, Inc.	Upper K-Shapell, LLC
Toll Centennial Corp.	Byers Commercial LLC
Toll Corners LLC	Toll West Coast II LLC
Toll Corp.	Toll Southwest II LLC
Toll DE II LP
Toll DE LP
Toll Diamond Corp.

Schedule II – New York Guarantors

110-112 Third Ave. Realty Corp.
353-357 Broadway LLC
353-357 Broadway Member LLC
89 Park Avenue LLC
Toll at Whippoorwill, L.P.
Toll Brooklyn L.P.
Toll Land V Limited Partnership
Toll Land VI Limited Partnership
Toll Land VII LLC
Toll Lexington LLC
Toll NY II LLC
Toll NY III L.P.
Toll NY IV L.P. Toll NY V L.P.
Toll NY L.P.
Toll Peppertree, Inc.
Toll Van Wyck, LLC

Schedule III – Other Guarantors

Toll Bros. of Arizona, Inc.	Toll GA GP Corp.
Toll Brothers AZ Construction Company	Toll GA LP
Toll Brothers AZ Limited Partnership	Toll ID I LLC
Toll Prasada LLC	Toll IL GP Corp.
Toll CO GP Corp.	Toll IL HWCC, L.P.
Toll CO I LLC	Toll IL II, L.P.
Toll CO II, L.P.	Toll IL III, L.P.
Toll CO III, L.P.	Toll IL IV, L.P.
Toll CO, L.P.	Toll IL WSB, L.P.
Southport Landing Limited Partnership	Toll IL, L.P.
Toll CT II Limited Partnership	Toll IN LLC
Toll CT III Limited Partnership	Long Meadows TBI, LLC
Toll CT IV Limited Partnership	Toll MD AF Limited Partnership
Toll CT Limited Partnership	Toll MD Builder Corp.
Toll Glastonbury LLC	Toll MD Builder I, L.P.
Toll Land XVIII Limited Partnership	Toll MD I, L.L.C.
Binks Estates Limited Partnership	Toll MD II Limited Partnership
Frenchman’s Reserve Realty, LLC	Toll MD II LLC
Jacksonville TBI Realty LLC	Toll MD III Limited Partnership
Mizner Realty, L.L.C.	Toll MD III LLC
Naples TBI Realty, LLC	Toll MD IV Limited Partnership
Orlando TBI Realty LLC	Toll MD IV LLC
Tampa TBI Realty LLC	Toll MD IX Limited Partnership
TBI/Palm Beach Limited Partnership	Toll MD Limited Partnership
Toll Estero Limited Partnership	Toll MD V Limited Partnership
Toll FL GP Corp.	Toll MD VI Limited Partnership
Toll FL I, LLC	Toll MD VII Limited Partnership
Toll FL II Limited Partnership	Toll MD VIII Limited Partnership
Toll FL III Limited Partnership	Toll MD X Limited Partnership
Toll FL IV Limited Partnership	Toll MD XI Limited Partnership
Toll FL IV LLC	CC Estates Limited Partnership
Toll FL Limited Partnership	The Bird Estate Limited Partnership
Toll FL V Limited Partnership	Toll MA I LLC
Toll FL V LLC	Toll MA II LLC
Toll FL VI Limited Partnership	Toll MA III LLC
Toll FL VII Limited Partnership	Toll MA IV LLC
Toll FL VIII Limited Partnership	Toll MA Development LLC
Toll FL X Limited Partnership	Toll MA Land Limited Partnership
Toll FL XII Limited Partnership	Toll MA Management LLC
Toll FL XIII Limited Partnership	Toll MA Land III Limited Partnership
Toll Ft. Myers Limited Partnership	Arbor Hills Development LLC
Toll Jacksonville Limited Partnership	HQZ Acquisitions, Inc.
Toll Jupiter LLC	SH Homes Corporation
Toll Orlando Limited Partnership	SI Investment Corporation

Silverman-Toll Limited Partnership	Toll Hudson LP
The Silverman Building Companies, Inc.	Toll Land IV Limited Partnership
Toll Development Company, Inc.	Toll Land XI Limited Partnership
Toll MI GP Corp.	Toll Land XVI Limited Partnership
Toll MI VII Corp.	Toll Land XXV Limited Partnership
Toll MI II Limited Partnership	Toll NJ Builder I, L.P.
Toll MI III Limited Partnership	Toll NJ I, L.L.C.
Toll MI IV Limited Partnership	Toll NJ II, L.L.C.
Toll MI Limited Partnership	Toll NJ II, L.P.
Toll MI V Limited Partnership	Toll NJ III, L.P.
Toll MI VI Limited Partnership	Toll NJ III, LLC
Toll MN GP Corp.	Toll NJ IV, L.P.
Toll MN II, L.P.	Toll NJ V, L.P.
Toll MN, L.P.	Toll NJ VI, L.P.
Coleman-Toll Limited Partnership	Toll NJ VII, L.P.
Toll Henderson LLC	Toll NJ VIII, L.P.
Toll North LV LLC	Toll NJ XI, L.P.
Toll North Reno LLC	Toll NJ XII LP
Toll NV GP Corp.	Toll NJ, L.P.
Toll NV GP I LLC	1451 Hudson LLC
Toll NV Holdings LLC	Toll NJ IV LLC
Toll NV Limited Partnership	Brier Creek Country Club I LLC
Toll South LV LLC	Brier Creek Country Club II LLC
Toll South Reno LLC	NC Country Club Estates Limited Partnership
Toll SW Holding I Corp.	Toll at Brier Creek Limited Partnership
Toll SW Holding LLC	Toll Bros. of North Carolina II, Inc.
Toll NH GP Corp.	Toll Bros. of North Carolina III, Inc.
126-142 Morgan Street Urban Renewal LLC	Toll Bros. of North Carolina, Inc.
1400 Hudson LLC	Toll NC GP Corp.
1450 Washington LLC	Toll NC I LLC
1500 Garden St. LLC	Toll NC II LP
700 Grove Street Urban Renewal LLC	Toll NC III LP
Block 255 LLC	Toll NC IV LLC
Block 268 LLC	Toll NC Note II LLC
CWG Construction Company LLC	Toll NC Note LLC
Estates at Princeton Junction, L.P.	Toll NC, L.P.
Hoboken Cove LLC	Toll OH GP Corp.
Hoboken Land LP	Audubon Ridge, L.P.
Laurel Creek, L.P.	Broad Run Associates, L.P.
PT Maxwell Holdings, LLC	Cold Spring Hunt, L.P.
PT Maxwell, L.L.C.	Goshen Road Land Company LLC
Regency at Denville LLC	Greens at Waynesborough, L.P.
Enclave at Long Valley I LLC	Hatboro Road Associates LLC
Enclave at Long Valley II LLC	Liseter Land Company LLC
Regency at Washington I LLC	Springton Pointe, L.P.
Regency at Washington II LLC	Stone Mill Estates, L.P.
Toll at Westlake, L.P.	Swedesford Chase, L.P.
Toll Grove LP	Toll Bros., Inc.

Toll Brothers Real Estate, Inc.	Toll Houston Land LLC
Toll Land Corp. No. 6	Toll Houston TX LLC
Toll Naval Associates	Toll San Antonio TX LLC
Toll PA Builder Corp.	Toll TX Note LLC
Toll PA Development LP	Belmont Country Club I LLC
Toll PA GP Corp.	Belmont Country Club II LLC
Toll PA Management LP	Belmont Land, L.P.
Toll PA II GP Corp.	Dominion Country Club, L.P.
Toll PA II, L.P.	Dominion Valley Country Club I LLC
Toll PA III GP Corp.	Dominion Valley Country Club II LLC
Toll PA III, L.P.	Fairfax Investment, L.P.
Toll PA IV, L.P.	Loudoun Valley Associates, L.P.
Toll PA IX, L.P.	Martinsburg Ventures, L.L.C.
Toll PA V, L.P.	Regency at Dominion Valley LLC
Toll PA VI, L.P.	South Riding Amberlea LP
Toll PA VIII, L.P.	South Riding Partners Amberlea LP
Toll PA X, L.P.	South Riding Partners, L.P.
Toll PA XI, L.P.	South Riding Realty LLC
Toll PA XII, L.P.	South Riding, L.P.
Toll PA XIII, L.P.	SR Amberlea LLC
Toll PA XIV, L.P.	SRLP II LLC
Toll PA XV, L.P.	The Regency Golf Club I LLC
Toll PA XVI, L.P.	The Regency Golf Club II LLC
Toll PA XVII, L.P.	Toll Cedar Hunt LLC
Toll PA XVIII, L.P.	Toll Land IX Limited Partnership
Toll PA XIX, L.P.	Toll Land X Limited Partnership
Toll PA, L.P.	Toll Land XV Limited Partnership
Village Partners, L.P.	Toll Land XXI Limited Partnership
Byers Commercial LP	Toll Stratford LLC
Toll PA Twin Lakes LLC	Toll VA II, L.P.
Toll RI GP Corp.	Toll VA III, L.L.C.
Toll RI II, L.P.	Toll VA III, L.P.
Toll RI, L.P.	Toll VA IV, L.P.
Toll Vanderbilt II LLC	Toll VA V, L.P.
Vanderbilt Capital, LLC	Toll VA VI, L.P.
Toll SC GP Corp.	Toll VA VII, L.P.
Toll SC II, L.P.	Toll VA VIII, L.P.
Toll SC III, L.P.	Toll VA, L.P.
Toll SC IV, L.P.	Virginia Construction Co. I, LLC
Toll SC, L.P.	Virginia Construction Co. II, LLC
Toll TN GP Corp.	Toll WA GP Corp.
Toll Austin TX LLC	Toll WA LP
Toll Austin TX II LLC	Toll WV GP Corp.
Toll Austin TX III LLC	Toll WV LP
Toll BBC II LLC	Arbors Porter Ranch, LLC
Toll BBC LLC	Placentia Development Company, LLC
Toll Bros., Inc.	Porter Ranch Development Co.
Toll Dallas TX LLC	Sorrento at Dublin Ranch I LP

Sorrento at Dublin Ranch III LP
Toll CA GP Corp.
Toll CA I LLC
Toll CA II, L.P. Toll CA III LLC
Toll CA III, L.P.
Toll CA IV, L.P.
Toll CA IX, L.P.
Toll CA Note II LLC
Toll CA V, L.P.
Toll CA VI, L.P.
Toll CA VII, L.P.
Toll CA VIII, L.P.
Toll CA X, L.P.
Toll CA XI, L.P.
Toll CA XII, L.P.
Toll CA XIX, L.P. Toll CA XX, L.P.
Toll CA, L.P.
Toll Land XIX Limited Partnership
Toll Land XX Limited Partnership
Toll Land XXII Limited Partnership
Toll Land XXIII Limited Partnership
Toll Stonebrae LP
Toll YL II, L.P.
Toll YL, Inc.
Toll-Dublin, L.P.
Toll-Dublin, LLC